As filed with the Securities and Exchange Commission on June 30, 2000
                                              Registration No. 333-_______
___________________________________________________________________________
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM S-1

          Registration Statement under the Securities Act of 1933

                  GOLDEN AMERICAN LIFE INSURANCE COMPANY
          (Exact name of registrant as specified in its charter)

           DELAWARE                 6355                   41-0991508
       (State or other        (Primary Standard         (I.R.S. Employer
       jurisdiction of            Industrial           Identification No.)
      incorporation or        Classification Code
        organization)              Number)

                            1475 Dunwoody Drive
                           West Chester, PA  19380
                              (610) 425-3400
 (Address and Telephone Number of registrant's principal executive office)

                            Linda E. Senker, Esq.
                    Golden American Life Insurance Company
                            1475 Dunwoody Drive
                           West Chester, PA  19380
                              (610) 425-3516
                    (Name and Address of Agent for Service
                                of Process)

     Approximate date of commencement of proposed sale to the public:
As soon as practical after the effective date of the Registration Statement

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ...................................... 'X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]..............

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].....................................

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].....................................

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box [ ]

___________________________________________________________________________
                      Calculation of Registration Fee

                                                                     Proposed
Title of each class                            Proposed               maximum
of securities to be    Amount to be    maximum offering price    aggregate offering      Amount of
     registered         registered        price per unit(1)          price(1)        registration fee
--------------------------------------------------------------------------------------------------------
Annuity Contracts
(Interests in          N/A             N/A                       $378,787.88         $100
Fixed Account)

(1) The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.

___________________________________________________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               PART I

ING  VARIABLE  ANNUITIES



GOLDEN AMERICAN LIFE INSURANCE COMPANY

                             PROFILE OF

                   GOLDENSELECT GUARANTEE ANNUITY

            DEFERRED MODIFIED GUARANTEED ANNUITY CONTRACT

                               , 2000


     This Profile is a summary of some of the more important points that you should know and consider before purchasing the Contract. The Contract is more fully described in the full prospectus which accompanies this Profile. Please read the prospectus carefully









1.THE ANNUITY CONTRACT
The Contract offered in this prospectus is a deferred modified guaranteed annuity contract between you and Golden American Life Insurance Company. The Contract provides a means for you to invest on a tax-deferred basis in a fixed account of Golden American with guaranteed interest periods. We currently offer guaranteed interest periods of 1, 3, 5, 6, 7, 8, 9 and 10 years in the fixed account. We set the interest rates in the fixed account periodically. We may credit a different interest rate for each interest period. The interest you earn in the fixed account as well as your principal is guaranteed by Golden American as long as you do not take your money out before the maturity date for the applicable interest period. If you withdraw an amount in excess of the free withdrawal amount more than 30 days before the applicable maturity date, we will apply a surrender charge and market value adjustment. A market value adjustment could increase or decrease your contract value and/or the amount you take out.

The Contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the date on which you start receiving the annuity payments under your Contract. The amounts you accumulate during the accumulation phase will determine the amount of annuity payments you will receive. The income phase begins on the annuity start date, which is the date you start receiving regular annuity payments from your Contract.

You determine (1) the amount of your premium payment, (2) the guarantee period, (3) the type of annuity to be paid after the accumulation phase, (4) the beneficiary who will receive the death benefits, and (5) the amount and frequency of withdrawals.

                                               PROSPECTUS BEGINS AFTER
                                                PAGE 4 OF THIS PROFILE

2.YOUR ANNUITY PAYMENTS (THE INCOME PHASE)
Annuity payments are the periodic payments you will begin receiving on the annuity start date. You may choose one of the following annuity payment options:



                           ANNUITY OPTIONS

    Option 1  Income for a  Payments  are  made  for  a  specified
              fixed period  number   of  years  to  you  or   your
                            beneficiary.


    Option 2 Income for Payments are made for the rest of your life with a life or longer for a specified period
              period        such  as  10 or 20 years or until  the
              certain       total  amount used to buy this  option
                            has  been  repaid.  This option  comes
                            with  an added guarantee that payments
                            will continue to your beneficiary  for
                            the  remainder of such period  if  you
                            should die during the period.


    Option 3  Joint life    Payments  are made for your  life  and
              income        the  life  of another person  (usually
                            your spouse).



You will also be able to choose any other annuitization plan that we choose to offer on the annuity start date. Annuity payments under Options 1, 2 and 3 are fixed. Annuity payments under other available options may be fixed or variable. If variable and subject to the Investment Company Act of 1940, it will comply with requirements of such Act. Once you elect an annuity option and begin to receive payments, it cannot be changed.


3.PURCHASE (BEGINNING OF THE ACCUMULATION PHASE)
You may purchase the Contract with a payment of $5,000 or more ($1,500 for a qualified Contract) up to and including age 90. A premium payment that would cause the contract value of all annuities that you maintain with us to exceed $1,000,000 requires our prior approval.

Who may purchase this Contract? The Contract may be purchased by individuals as part of a personal retirement plan (a "non-qualified Contract"), or as a Contract that qualifies for special tax treatment when purchased as either an Individual Retirement Annuity (IRA) or in connection with a qualified retirement plan (each a "qualified Contract").

IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other benefits including death benefits and the ability to receive a lifetime income. See "Expenses" in this profile.

The Contract is designed for people seeking long-term tax-deferred accumulation of assets, generally for retirement or other long-term purposes. The tax-deferred feature is more attractive to people in high federal and state tax brackets. You should not buy this Contract if you are looking for a short-term investment or if you cannot risk getting back less money than you put in.

                                   2                        PROFILE

4.THE FIXED ACCOUNT

You can direct your money into the fixed account with guaranteed interest periods of 1, 3, 5, 6, 7, 8, 9 or 10 years. Not all guarantee periods may be available at all times. An investment in the fixed account earns a fixed interest rate.

5.EXPENSES
If you withdraw money from your Contract, or if you begin receiving annuity payments, we may deduct a charge for premium tax of 0%-3.5% to pay to your state.

We deduct a surrender charge and apply a market value adjustment if you surrender your Contract or withdraw an amount exceeding the free withdrawal amount. The free withdrawal amount is equal to the prior 12 months' interest earned and not previously withdrawn.. The surrender charge varies by the length of the guarantee period selected, beginning with 8% during year 1 and reducing by 1% per year to the end of the guarantee period. No surrender charge or market value adjustment is imposed upon a surrender made during the 30-day period immediately preceding the end of a guarantee period.
The surrender charge period resets at the beginning of each guarantee period. It is charged against the contract value and is based on the amount of the withdrawal. Upon surrender, surrender charges and a market value adjustment will be applied retroactively with respect to any free withdrawal amount previously withdrawn within the same contract year as the surrender. The following table shows the schedule of the surrender charge that will apply.

COMPLETE YEARS
 ELAPSED               0    1    2   3    4    5    6   7    8+
SINCE START OF
 GUARANTEE PERIOD
SURRENDER CHARGE       8%   7%   6%  5%   4%   3%   2%  1%   0%


6.TAXES
Under a qualified Contract, your premium is generally a pre-tax contribution and accumulates on a tax-deferred basis. Premium and earnings are generally taxed as income when you make a withdrawal or begin receiving annuity payments, presumably when you are in a lower tax bracket.

Under a non-qualified Contract, your premium is paid with after-tax dollars, and any earnings will accumulate tax-deferred. You will be taxed on these earnings, but not on the premium, when you withdraw them from the Contract.

For owners of most qualified Contracts, when you reach age 70 1/2 (or, in some cases, retire), you will be required by federal tax laws to begin receiving payments from your annuity or risk paying a penalty tax. In those cases, we can calculate and pay you the minimum required distribution amounts at your request.

If you are younger than 59 1/2 when you take money out, in most cases, you will be charged a 10% federal penalty tax on the taxable earnings withdrawn.


7.WITHDRAWALS
You can withdraw your money at any time during the accumulation phase. You may elect in advance to take systematic withdrawals which are described on page 9. Withdrawals above the free withdrawal amount taken more than 30 days before the applicable maturity date may be subject to a surrender charge and market value adjustment. Income taxes and a penalty tax may apply to amounts withdrawn.

                                   3                       PROFILE

8.DEATH BENEFIT
The death benefit is payable when the first of the following persons dies before the annuity start date: the contract owner, joint owner, or annuitant (if a contract owner is not an individual). Assuming you are the contract owner, if you die during the accumulation phase, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as required claim forms, at our Customer Service Center. If your beneficiary elects to delay receipt of the death benefit until a date after the time of your death, the amount of the benefit payable in the future may be affected. If you die after the annuity start date and you are the annuitant, your beneficiary will receive the death benefit you chose under the annuity option then in effect.

The death benefit is equal to the contract value as of the date we receive due proof of death and any other paperwork we may require. The amount of the death benefit could be reduced by premium taxes owed and withdrawals not previously deducted. No surrender charge or market value adjustment is applied to the death benefit.


9.OTHER INFORMATION
   FREE LOOK. If you cancel the Contract within 10 days after you receive it, you will receive a refund of the adjusted contract value. We determine your contract value at the close of business on the day we receive your written refund request. For purposes of the refund during the free look period, (i) we adjust your contract value for any market value adjustment, and (ii) then we include a refund of any charges deducted from your contract value. Because of the potential positive or negative effect of the market value adjustment, the contract value returned may be greater or less than the premium payment you paid. Some states require us to return to you the amount of the paid premium (rather than the contract value) in which case you will not be subject to any market value adjustment risk during the free look period. Also, under certain circumstances, you may be entitled to a longer free look period.

   TRANSFER OF CONTRACT VALUE. You may transfer your contract value to another guarantee period during the 30 day period starting 30 days before the end of the current guarantee period and ending upon the end of the current guarantee period ("Transfer Period") without application of a surrender charge or market value adjustment. Keep in mind that no transfers are permitted other than during the Transfer Period. NO PROBATE. In most cases, when you die, the person you choose as your beneficiary will receive the death benefit without going through probate. See "Federal Tax Considerations - Taxation of Death Benefit Proceeds" in the prospectus for the Contract.

       SYSTEMATIC WITHDRAWALS. This Contract also offers systematic withdrawals. During the accumulation phase, you can arrange to have money sent to you at regular intervals throughout the year. Systematic withdrawals in excess of the free withdrawal amount will be subject to surrender charge and market value adjustment. Of course, any applicable income and penalty taxes will apply on amounts withdrawn.


10.  INQUIRIES
If you need more information after reading this profile and the prospectus, please contact us at:


  CUSTOMER SERVICE CENTER
  P.O. BOX 2700
  WEST CHESTER, PENNSYLVANIA 19380
  (800) 366-0066

or your registered representative.


                                   4                       PROFILE

                 This page intentionally left blank.

---------------------------------------------------------------------
GOLDEN AMERICAN LIFE INSURANCE COMPANY

           DEFERRED MODIFIED GUARANTEED ANNUITY PROSPECTUS
                   GOLDENSELECT GUARANTEE ANNUITY
---------------------------------------------------------------------


                                                            , 2000
     This prospectus describes GoldenSelect Guarantee Annuity, a group and individual deferred modified guaranteed annuity contract (the "Contract") offered by Golden American Life Insurance Company (the "Company," "we" or "our"). The Contract is available in connection with certain retirement plans that qualify for special federal income tax treatment ("qualified Contracts") as well as those that do not qualify for such treatment ("non-qualified Contracts").
     The Contract provides a means for you to invest your single premium payment in the fixed account with guaranteed interest periods. Your contract value will vary to reflect interest credited. We will credit your contract value with a fixed rate of interest. We set the interest rates periodically. You currently may choose a guaranteed interest period of 1, 3, 5, 6, 7, 8, 9 and 10 years, although we may not offer all these periods in the future. The interest earned on your money as well as your principal is guaranteed as long as you hold them until the maturity date. If you take your money out before the applicable maturity date, we will apply a market value adjustment ("market value adjustment"). A market value adjustment could increase or decrease your contract value and/or the amount you take out. You bear the risk that you may receive less than your principal if we take a market value adjustment. For Contracts sold in some states, not all guaranteed interest periods are available. You have a right to return a Contract within 10 days after you receive it for a refund of the adjusted contract value (which may be more or less than the premium payment you paid), or, if required by your state, the original amount of your premium payment. Longer free look periods apply in some states and in certain situations.
     This prospectus provides information that you should know before investing and should be kept for future reference. A Statement of Additional Information, dated, _______, 2000, has been filed with the Securities and Exchange Commission. It is available without charge upon request. To obtain a copy of this document, write to our Customer Service Center at P.O. Box 2700, West Chester, Pennsylvania 19380 or call (800) 366-0066, or access the SEC's website (http://www.sec.gov). The table of contents of the Statement of Additional Information ("SAI") is on the last page of this prospectus and the SAI is made part of this prospectus by reference.

  THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
  AN INVESTMENT IN THIS CONTRACT IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY ANY BANK OR BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

--------------------------------------------------------------------
                          TABLE OF CONTENTS
---------------------------------------------------------------------

                                                              PAGE

     Index of Special Terms                                     1
     Fees and Expenses                                          2
     Financial Statements                                       8
     Golden American Life Insurance Company                     9
     The Trusts                                                 9
     Golden American Separate Account B                        10
     The Fixed Account                                         15
        Selecting a Guaranteed Interest Period                 15
        Guaranteed Interest Rates                              16
        Withdrawals from a Fixed Interest Allocation           16
        Market Value Adjustment                                17
        The Annuity Contract                                   18
        Contract Date and Contract Year                        18
        Annuity Start Date                                     18
        Contract Owner                                         18
        Annuitant                                              19
        Beneficiary                                            19
        Purchase and Availability of the Contract              19
        Crediting of Premium Payment                           20
        Administrative Procedures                              21
        Contract Value                                         21
        Cash Surrender Value                                   21
        Surrendering to Receive the Cash Surrender Value       22
        The Fixed Account                                      22
        Other Contracts                                        22
        Other Important Provisions                             23
     Withdrawals                                               23
        Regular Withdrawals                                    23
        Systematic Withdrawals                                 23
        IRA Withdrawals                                        25
     Death Benefit Choices                                     27
        Death Benefit During the Accumulation Phase            27
        Death Benefit During the Income Phase                  28
        Required Distributions upon Contract Owner's Death     28
     Charges and Fees                                          29

--------------------------------------------------------------------
                   TABLE OF CONTENTS (CONTINUED)
---------------------------------------------------------------------

                                                              PAGE
         Charges Deducted from the Contract Value
          Surrender Charge                                     29
          Waiver of Surrender Charge for Extended Medical Coverage29
          Free Withdrawal Amount                               29
          Surrender Charge for Excess Withdrawals              29
          Premium Taxes                                        30
          Administrative Charge                                30
     The Annuity Options                                       31
        Annuitization of Your Contract                         31
        Selecting the Annuity Start Date                       32
        Frequency of Annuity Payments                          32
        The Annuity Options                                    32
          Income for a Fixed Period                            32
          Income for Life with a Period Certain                32
          Joint Life Income                                    32
          Annuity Plan                                         32
        Payment When Named Person Dies                         33
     Other Contract Provisions                                 33
        Reports to Contract Owners                             33
        Suspension of Payments                                 33
        In Case of Errors in Your Application                  33
        Assigning the Contract as Collateral                   33
        Contract Changes-Applicable Tax Law                    33
        Free Look                                              34
        Group or Sponsored Arrangements                        34
        Selling the Contract                                   34
     Other Information                                         35
        Voting Rights                                          35
        State Regulation                                       35
        Legal Proceedings                                      35
        Legal Matters                                          35
        Experts                                                35
     Federal Tax Considerations                                36
     More Information About Golden American Life Insurance Company40 Financial Statements of Golden American Life Insurance Company 60
     Statement of Additional Information
        Table of Contents                                      91
     Appendix B
        Market Value Adjustment Examples                       B1
     Appendix C
        Surrender Charge for Excess Withdrawals Example        C1

---------------------------------------------------------------------
                       INDEX OF SPECIAL TERMS
---------------------------------------------------------------------

The following special terms are used throughout this prospectus. Refer to the page(s) listed for an explanation of each term:

SPECIAL TERM                          PAGE

Annuitant                             19
Annuity Start Date                    18
Cash Surrender Value                  21
Contract Date                         18
Contract Owner                        18
Contract Value                        21
Contract Year                         18
Fixed Interest Allocation             15
Free Withdrawal Amount                29
Market Value Adjustment               17




The following terms as used in this prospectus have the same or substituted meanings as the corresponding terms currently used in the
Contract:


TERM USED IN THIS PROSPECTUS          CORRESPONDING TERM USED IN THE
CONTRACT

Annuity Start Date                    Annuity Commencement Date
Contract Owner                        Owner or Certificate Owner
Contract Value                        Accumulation Value
Free Look Period                      Right to Examine Period
Guaranteed Interest Period            Guarantee Period
Withdrawals                           Partial Withdrawals

---------------------------------------------------------------------
                          FEES AND EXPENSES
---------------------------------------------------------------------

CONTRACT OWNER TRANSACTION EXPENSES*

   Surrender Charge:

COMPLETE YEARS
 ELAPSED               0    1    2   3    4    5   6    7    8+
SINCE START OF
 GUARANTEE PERIOD
SURRENDER CHARGE       8%   7%   6%  5%   4%   3%  2%   1%   0%

   *A market value adjustment may apply to certain transactions. This may increase or decrease your contract value and/or your surrender amount.

FINANCIAL STATEMENTS

The unaudited condensed consolidated financial statements of Golden American for the three months ended March 31, 2000, and the audited consolidated financial statements of Golden American for the years ended December 31, 1999, 1998 and 1997 are included in this prospectus.

---------------------------------------------------------------------
               GOLDEN AMERICAN LIFE INSURANCE COMPANY
---------------------------------------------------------------------

Golden American Life Insurance Company is a Delaware stock life insurance company, which was originally incorporated in Minnesota on January 2, 1973. Golden American is a wholly owned subsidiary of Equitable of Iowa Companies, Inc. ("Equitable of Iowa"). Equitable of Iowa is a wholly owned subsidiary of ING Groep N.V. ("ING"), a global financial services holding company based in The Netherlands. Golden American is authorized to sell insurance and annuities in all states, except New York, and the District of Columbia. In May 1996, Golden American established a subsidiary, First Golden American Life Insurance Company of New York, which is authorized to sell annuities in New York and Delaware. Golden American's consolidated financial statements appear in this prospectus.
Equitable of Iowa is the holding company for Golden American, Directed Services, Inc., the investment manager of the GCG Trust and the distributor of the Contracts, and other interests. Equitable of Iowa and another ING affiliate own ING Investment Management, LLC, a portfolio manager of the GCG Trust. ING also owns Baring International Investment Limited, another portfolio manager of the GCG Trust.

Our principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania 19380.

---------------------------------------------------------------------
                          THE FIXED ACCOUNT
---------------------------------------------------------------------

Assets supporting your contract value are invested in our Fixed Account. Your premium payment (less withdrawals and less applicable premium taxes, if any) will earn interest at the initial guarantee rate which is an annual effective rate of interest. You may select the duration of your initial guarantee period from among the durations offered by us. The duration you select will determine your initial guarantee rate. We currently offer guaranteed interest periods of 1, 3, 5, 6, 7, 8, 9 and 10 years, although we may not offer all these periods in the future. We will credit your premium payment with a guaranteed interest rate for the interest period you select, so long as you do not withdraw money before the end of the guaranteed interest period. Each guaranteed interest period ends on its maturity date which is the last day of the last contract year in the guarantee period.

If you surrender, withdraw, or annuitize your investment before the 30 day period prior to the end of the guaranteed interest period, we will apply a market value adjustment to the amount of the transaction in excess of the free withdrawal amount. A market value adjustment could increase or decrease the amount you surrender, withdraw, or annuitize, depending on current interest rates at the time of the transaction. You bear the risk that you may receive less than your principal if we apply a market value adjustment.

Assets supporting your contract value are available to fund the claims of all classes of our customers, contract owners and other creditors. Interests under your Contract are registered under the Securities Act of 1933, but the Fixed Account is not registered under the 1940 Act.


SELECTING A GUARANTEED INTEREST PERIOD
A guaranteed interest period is the period that a rate of interest is guaranteed to be credited to your contract value. We may at any time decrease or increase the number of guaranteed interest periods offered.

Your contract value is the sum of your premium payment and the interest credited as adjusted for any withdrawals (including any market value adjustment applied to such withdrawal) or other charges we may impose. Your contract value will be credited with the guaranteed interest rate in effect for the guaranteed interest period you selected when we receive and accept your premium. We will credit interest daily at a rate which yields the quoted guaranteed interest rate.

GUARANTEED INTEREST RATES
The interest rate to be credited to your contract value is guaranteed as long as you do not take your money out until the period beginning 30 days before the applicable maturity date. We do not have a specific formula for establishing the guaranteed interest rates for the different guaranteed interest periods. We determine guaranteed interest rates at our sole discretion. To find out the current guaranteed interest rate for a guaranteed interest period you are interested in, please contact our Customer Service Center or your registered representative. The determination may be influenced by the interest rates on fixed income investments in which we may invest with the amounts we receive under the Contracts. We will invest these amounts primarily in investment-grade fixed income securities (i.e., rated by Standard & Poor's rating system to be suitable for prudent investors) although we are not obligated to invest according to any particular strategy, except as may be required by applicable law. You will have no direct or indirect interest in these investments. We will also consider other factors in determining the guaranteed interest rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer interest rate specials for new premiums that are higher than the current base interest rate. Renewal rates for such rate specials will be based on the base interest rate and not on the special rates initially declared.

RENEWAL INTEREST RATES
Unless you elect to surrender your contract, a subsequent guarantee period will automatically begin at the end of a guarantee period. Each subsequent guarantee period will be of the same duration as the previous guarantee period unless you elect in writing, on any day within the 30 day period preceding the end of the current guarantee period, a guarantee period of a different duration from among those offered by us at that time. At least 30 calendar days before the maturity date of the current guarantee period, or earlier if required by state law, we will send you a notice of the guaranteed interest periods that are available. If you do not elect a different guarantee period, and your current guaranteed interest period is not available as a renewal rate or would go beyond the annuity start date, we will transfer your contract value to the next shortest guaranteed interest period which does not go beyond the annuity start date. Your contract value will then earn interest at a guarantee rate that we have declared for that duration. The guarantee rate for the guarantee period automatically applied in these circumstances may be higher or lower than the guarantee rate for longer durations.

The contract value at the beginning of any renewal guarantee period will be equal to the contract value at the end of the guarantee period just ending. This contract value, less withdrawals made after the beginning of the subsequent guarantee period, will earn interest compounded annually at the renewal guarantee rate.

WITHDRAWALS
During the accumulation phase, you may withdraw a portion of your contract value. Beginning 28 days after the contract date, you may make systematic withdrawals of only the interest earned during the prior month, quarter or year, depending on the frequency chosen, under our systematic withdrawal option. A withdrawal may be subject to a market value adjustment and, in some cases, a surrender charge (see "Charges and Fees"). Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax.

MARKET VALUE ADJUSTMENT
A market value adjustment may decrease, increase or have no effect on your contract value. We will apply a market value adjustment to amounts in excess of the free withdrawal amount (i) whenever you withdraw money (unless made within the 30 day period before the maturity date of the applicable guaranteed interest period)and (ii) if on the annuity start date a guaranteed interest period does not end on or within 30 days of the annuity start date. The market value adjustment resets at the start of each guarantee period.

We determine the market value adjustment by multiplying the amount you withdraw or apply to an income plan by the following factor:

[(1+a)n / (1+b+.005)n - 1] where:

"a" is an index rate, determined at the beginning of the current guarantee period (based on the average of the Ask Yields for the U.S. Treasury Strips) for a security with time to maturity equal to the current guarantee period; and

"b" is an index rate, determined at the time of surrender or withdrawal (based on the average of the Ask Yields for the U.S. Treasury Strips) for a security with time to maturity equal to the number of years remaining in the guarantee period from the date of surrender or withdrawal; and

"n" is the number of days from the date of surrender or withdrawal to the end of the current guarantee period divided by 365.

The Index Rate is the average of the Ask Yields for U.S. Treasury Strips as quoted by a national quoting service for a period equal to the applicable guaranteed interest period. The average currently is based on the period starting from the 22nd day of the calendar month two months prior to the month of the Index Rate determination and ending the 21st day of the calendar month immediately before the month of determination. We currently calculate the Index Rate once each calendar month but have the right to calculate it more frequently. The Index Rate will always be based on a period of at least 28 days. If the Ask Yields are no longer available, we will determine the Index Rate by using a suitable and approved, if required, replacement method.

A market value adjustment may be positive, negative or result in no change. In general, if interest rates are rising, you bear the risk that any market value adjustment will likely be negative and reduce your contract value. On the other hand, if interest rates are falling, it is more likely that you will receive a positive Market value adjustment that increases your contract value. In the event of a full surrender or annuitization, we will add or subtract any market value adjustment from the amount surrendered or annuitized. In the event of a partial withdrawal or annuitization, we will add or subtract any market value adjustment from the total amount withdrawn or annuitized in order to provide the amount requested. If a negative market value adjustment exceeds your contract value, we will consider your request to be a full surrender or annuitization.

Several examples which illustrate how the market value adjustment works are included in Appendix B.


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                        THE ANNUITY CONTRACT
---------------------------------------------------------------------

The Contract described in this prospectus is a deferred fixed annuity contract. The Contract provides a means for you to invest in the Fixed Account of the Company.

CONTRACT DATE AND CONTRACT YEAR
The date the Contract became effective is the contract date. Each 12-month period following the contract date is a contract year.


ANNUITY START DATE
The annuity start date is the date you start receiving annuity payments under your Contract. The Contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the annuity start date. The income phase begins when you start receiving regular annuity payments from your Contract on the annuity start date.

CONTRACT OWNER
You are the contract owner. You are also the annuitant unless another annuitant is named in the application. You have the rights and options described in the Contract. One or more persons may own the Contract.

The death benefit becomes payable when you die. In the case of a sole contract owner who dies before the income phase begins, we will pay the beneficiary the death benefit then due. The sole contract owner's estate will be the beneficiary if no beneficiary has been designated or the beneficiary has predeceased the contract owner. In the case of a joint owner of the Contract dying before the income phase begins, we will designate the surviving contract owner as the beneficiary. This will override any previous beneficiary designation.

If the contract owner is a trust and a beneficial owner of the trust has been designated, the beneficial owner will be treated as the contract owner for determining the death benefit. If a beneficial owner is changed or added after the contract date, this will be treated as a change of contract owner for determining the death benefit.

JOINT OWNER. For non-qualified Contracts only, joint owners may be named in a written request before the Contract is in effect. Joint owners may independently exercise transfers and other transactions allowed under the Contract. All other rights of ownership must be exercised by both owners. Joint owners own equal shares of any benefits accruing or payments made to them. All rights of a joint owner end at death of that owner if the other joint owner survives. The entire interest of the deceased joint owner in the Contract will pass to the surviving joint owner.

ANNUITANT
The annuitant is the person designated by you to be the measuring life in determining annuity payments. The annuitant's age determines when the income phase must begin and the amount of the annuity payments to be paid. You are the annuitant unless you choose to name another person. The annuitant may not be changed after the Contract is in effect.

The contract owner will receive the annuity benefits of the Contract if the annuitant is living on the annuity start date. If the annuitant dies before the annuity start date, and a contingent annuitant has been named, the contingent annuitant becomes the annuitant (unless the contract owner is not an individual, in which case the death benefit becomes payable).

If there is no contingent annuitant when the annuitant dies before the annuity start date, the contract owner will become the annuitant. The contract owner may designate a new annuitant within 60 days of the death of the annuitant.

If there is no contingent annuitant when the annuitant dies before the annuity start date and the contract owner is not an individual, we will pay the designated beneficiary the death benefit then due. If a beneficiary has not been designated, or if there is no designated beneficiary living, the contract owner will be the beneficiary. If the annuitant was the sole contract owner and there is no beneficiary designation, the annuitant's estate will be the beneficiary.

Regardless of whether a death benefit is payable, if the annuitant dies and any contract owner is not an individual, distribution rules under federal tax law will apply. You should consult your tax advisor for more information if you are not an individual.

BENEFICIARY
The beneficiary is named by you in a written request. The beneficiary is the person who receives any death benefit proceeds and who becomes the successor contract owner if the contract owner (or the annuitant if the contract owner is other than an individual) dies before the annuity start date. We pay death benefits to the primary beneficiary (unless there are joint owners, in which case death proceeds are payable to the surviving owner(s)).

If the beneficiary dies before the annuitant or the contract owner, the death benefit proceeds are paid to the contingent beneficiary, if any. If there is no surviving beneficiary, we pay the death benefit proceeds to the contract owner's estate.

One or more persons may be a beneficiary or contingent beneficiary. In the case of more than one beneficiary, we will assume any death benefit proceeds are to be paid in equal shares to the surviving beneficiaries.

You have the right to change beneficiaries during the annuitant's lifetime unless you have designated an irrevocable beneficiary. When an irrevocable beneficiary has been designated, you and the irrevocable beneficiary may have to act together to exercise some of the rights and options under the Contract.

CHANGE OF CONTRACT OWNER OR BENEFICIARY. During the annuitant's lifetime, you may transfer ownership of a non-qualified Contract. You may also change the beneficiary. All requests for changes must be in writing and submitted to our Customer Service Center in good order. The change will be effective as of the day you sign the request. The change will not affect any payment made or action taken by us before recording the change.

PURCHASE AND AVAILABILITY OF THE CONTRACT
We will issue a Contract only if both the annuitant and the contract owner are not older than age 90. The single premium payment must be $5,000 or more ($1,500 for qualified Contracts). Under certain circumstances, we may waive the minimum premium payment requirement. We may also change the minimum initial premium requirement for certain group or sponsored arrangements. Any premium payment that would cause the contract value of all annuities that you maintain with us to exceed $1,000,000 requires our prior approval.

IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other benefits including death benefits and the ability to receive a lifetime income. See "Fees and Expenses" in this prospectus.

CREDITING OF PREMIUM PAYMENT
We will process your premium payment within 2 business days after receipt, if the application and all information necessary for processing the Contract are complete. In certain states we also accept premium payments by wire order. Wire transmittals must be accompanied by sufficient electronically transmitted data. We may retain your premium payment for up to 5 business days while attempting to complete an incomplete application. If the application cannot be completed within this period, we will inform you of the reasons for the delay. We will also return the premium payment immediately unless you direct us to hold the premium payment until the application is completed.

If your premium payment was transmitted by wire order from your broker- dealer, we will follow one of the following two procedures after we receive and accept the wire order and investment instructions. The procedure we follow depends on state availability and the procedures of your broker-dealer.

    (1)If either your state or broker-dealer do not permit us to issue a Contract without an application, we reserve the right to rescind the Contract if we do not receive and accept a properly completed application or enrollment form within 5 days of the premium payment. If we do not receive the application or form within 5 days of the premium payment, we will refund the contract value plus any charges we deducted, and the Contract will be voided. Some states require that we return the premium paid, in which case we will comply.

    (2)If your state and broker-dealer allow us to issue a Contract without an application, we will issue and mail the Contract to you or your representative, together with an Application Acknowledgement Statement for your execution. Until our Customer Service Center receives the executed Application Acknowledgement Statement, neither you nor the broker-dealer may execute any financial transactions on your Contract unless they are requested in writing by you. We may require additional information before complying with your request (e.g., signature guarantee).

ADMINISTRATIVE PROCEDURES
We may accept a request for Contract service in writing, by telephone, or other approved electronic means, subject to our administrative procedures, which vary depending on the type of service requested and may include proper completion of certain forms, providing appropriate identifying information, and/or other administrative requirements.

CONTRACT VALUE
We determine your contract value on a daily basis beginning on the contract date. Your contract value is the sum of the premium payment plus credited interest, minus any withdrawals (including any market value adjustment applied to such withdrawal), contract fees, and premium taxes. If you surrender your contract during the 30 day period preceding a maturity date, you will receive the contract value.

CASH SURRENDER VALUE
The cash surrender value is the amount you receive when you surrender the Contract, other than during the 30 day period prior to a maturity date. The cash surrender value will fluctuate daily based on the interest credited to the contract value and any market value adjustment. We do not guarantee any minimum cash surrender value. On any date during the accumulation phase, we calculate the cash surrender value as follows: we start with your contract value, then we adjust for any market value adjustment, then we deduct any surrender charge, any charge for premium taxes, and any other charges incurred but not yet deducted.

SURRENDERING TO RECEIVE THE CASH SURRENDER VALUE
You may surrender the Contract at any time while the annuitant is living and before the annuity start date. A surrender will be effective on the date your written request and the Contract are received at our Customer Service Center. We will determine and pay the cash surrender value after receipt of all paperwork required in order for us to process your surrender. Once paid, all benefits under the Contract will be terminated. You may receive the cash surrender value in a single sum payment or apply it under one or more annuity options. We will usually pay the cash surrender value within 7 days.

Consult your tax advisor regarding the tax consequences associated with surrendering your Contract. A surrender made before you reach
age   59 1/2  may  result  in  a  10%  tax  penalty.  See  "Federal  Tax
Considerations" for more details.


THE FIXED ACCOUNT
The Fixed Account is a segregated asset account which contains the assets that support a contract owner's contract value. See "The Fixed Account" for more information.


OTHER IMPORTANT PROVISIONS
See "Withdrawals," "Death Benefit," "Charges and Fees," "The Annuity Options" and "Other Contract Provisions" in this prospectus for information on other important provisions in your Contract.


---------------------------------------------------------------------
                             WITHDRAWALS
---------------------------------------------------------------------

Any time during the accumulation phase and before the death of the owner, you may withdraw all or part of your money.. We deduct a surrender charge if you surrender your Contract or withdraw an amount exceeding the free withdrawal amount. The free withdrawal amount is equal to the prior 12 months' interest earned and not previously withdrawn. The surrender charge varies by the length of the guarantee period selected, beginning with 8% during year 1 and reducing by 1% per year to the end of the guarantee period. No surrender charge is imposed upon a surrender made during the 30-day period immediately preceding the end of a guarantee period. The surrender charge period resets at the beginning of each guarantee period. It is charged against the contract value and is based on the amount of the withdrawal.

We will apply a market value adjustment to any withdrawal in excess of the free withdrawal amount taken prior to the 30 day period before the maturity date. Definitive guidance on the proper federal tax treatment of the market value adjustment has not been issued. You may want to discuss the potential tax consequences of a market value adjustment with your tax adviser. We will determine the contract value as of the close of business on the day we receive your withdrawal request at our Customer Service Center. The contract value may be more or less than the premium payment made.

Upon surrender, surrender charges and a market value adjustment will be applied retroactively with respect to any free withdrawal amount previously withdrawn within the same contract year as the surrender.

We offer the following three withdrawal options:


REGULAR WITHDRAWALS
After the free look period, you may make regular withdrawals. Each withdrawal must be a minimum of $100. We will apply a surrender charge and market value adjustment to any regular withdrawal in excess of the free withdrawal amount that is taken prior to the 30 day period before the maturity date.


SYSTEMATIC WITHDRAWALS
You may choose to receive automatic systematic withdrawal payments. Systematic withdrawals are limited to interest earnings during the prior month, quarter, or year, depending on the frequency you chose. Systematic withdrawals are not subject to a market value adjustment, unless you have added the Fixed Dollar Systematic Withdrawal Feature discussed below and the payments exceed the free withdrawal amount. Systematic withdrawals under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) or 72(t) distributions.

Systematic withdrawals may be taken monthly, quarterly or annually. You decide when you would like systematic payments to start as long as they start at least 28 days after your contract date. You also select the date on which the systematic withdrawals will be made, but this date cannot be later than the 28th day of the month. If you have elected to receive systematic withdrawals but have not chosen a date, we will make the withdrawals on the same calendar day of each month as your contract date. If your contract date is after the 28th , your systematic withdrawal will be made on the 28th day of each month.

Each systematic withdrawal amount must be a minimum of $100. The amount of your systematic withdrawal can either be (1) a fixed dollar amount, or (2) an amount based on a percentage of the interest earned and not previously withdrawn, but in either case is limited to interest earnings.

If your systematic withdrawal is a fixed dollar amount and the amount to be withdrawn would exceed the applicable free withdrawal amount on any withdrawal date, we will automatically reduce the amount withdrawn so that it equals such free withdrawal amount. Thus, your fixed dollar systematic withdrawals will never exceed the free withdrawal amount. If you want fixed dollar systematic withdrawals to exceed the free withdrawal amount and are willing to incur associated surrender charges, consider the Fixed Dollar Systematic Withdrawal
Feature which you may add to your regular systematic withdrawal program.

You may change the amount or percentage of your systematic withdrawal once each contract year or cancel this option at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date. The systematic withdrawal option may commence in a contract year where a regular withdrawal has been taken but you may not change the amount or percentage of your withdrawals in any contract year during which you have previously taken a regular withdrawal. You may not elect the systematic withdrawal option if you are taking IRA withdrawals.

FIXED DOLLAR SYSTEMATIC WITHDRAWAL FEATURE. You may add the Fixed Dollar Systematic Withdrawal Feature to your regular fixed dollar systematic withdrawal program. This feature allows you to receive a systematic withdrawal in a fixed dollar amount regardless of any surrender charges or market value adjustments. Systematic withdrawals under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) or 72(t) distributions. You choose the amount of the fixed systematic withdrawals. We will assess a surrender charge and market value adjustment on the withdrawal date if the withdrawal exceeds the free withdrawal amount on the withdrawal date. We will apply the surrender charge and any market value adjustment directly to your contract value (rather than to the systematic withdrawal) so that the amount of each systematic withdrawal remains fixed.

Flat dollar systematic withdrawals which are intended to satisfy the requirements of Section 72(q) or 72(t) of the Tax Code may exceed the free withdrawal amount. Such withdrawals are subject to surrender charges and market value adjustment when they exceed the applicable free withdrawal amount.


IRA WITHDRAWALS
If you have a non-Roth IRA Contract and will be at least age 70 1/2 during the current calendar year, you may elect to have distributions made to you to satisfy requirements imposed by Federal tax law. IRA withdrawals provide payout of amounts required to be distributed by the Internal Revenue Service rules governing mandatory distributions under qualified plans. We will send you a notice before your distributions commence. You may elect to take IRA withdrawals at that time, or at a later date. You may not elect IRA withdrawals and participate in systematic withdrawals at the same time. If you do not elect to take IRA withdrawals, and distributions are required by Federal tax law, distributions adequate to satisfy the requirements
imposed   by  Federal  tax  law  may  be  made.  Thus,  if  you   are
participating in systematic withdrawals, distributions under that option must be adequate to satisfy the mandatory distribution rules imposed by federal tax law.

You may choose to receive IRA withdrawals on a monthly, quarterly or annual basis. Under this option, you may elect payments to start as early as 28 days after the contract date. You select the day of the month when the withdrawals will be made, but it cannot be later than the 28th day of the month. If no date is selected, we will make the withdrawals on the same calendar day of the month as the contract date.

You may request that we calculate for you the amount that is required to be withdrawn from your Contract each year based on the information you give us and various choices you make. For information regarding the calculation and choices you have to make, see the Statement of Additional Information. The minimum dollar amount you can withdraw is $100. When we determine the required IRA withdrawal amount for a taxable year based on the frequency you select, if that amount is less than $100, we will pay $100. At any time where the IRA withdrawal amount is greater than the contract value, we will cancel the Contract and send you the amount of the cash surrender value.

You may change the payment frequency of your IRA withdrawals once each contract year or cancel this option at any time by sending us satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date.

An IRA withdrawal in excess of the amount allowed under systematic withdrawals will be subject to a market value adjustment.

CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES ASSOCIATED WITH TAKING WITHDRAWALS. You are responsible for determining that withdrawals comply with applicable law. A withdrawal made before the taxpayer reaches age 59 1/2 may result in a 10% penalty tax. See "Federal Tax Considerations" for more details.


---------------------------------------------------------------------
                            DEATH BENEFIT
---------------------------------------------------------------------

DEATH BENEFIT DURING THE ACCUMULATION PHASE
During the accumulation phase, a death benefit is payable when either, the contract owner or the first of joint owners dies, or the annuitant dies (when a contract owner is not an individual). Assuming you are the contract owner, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit is equal to the contract value. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as any required paperwork, at our Customer Service

Center. Amounts could be reduced by a charge for premium taxes owed and withdrawals not previously deducted.

If  your  beneficiary elects to delay receipt of  the  death  benefit until a date after the time of death, the amount of the benefit payable in the future may be affected. The proceeds may be received in a single sum or applied to any of the annuity options. If we do not receive a request to apply the death benefit proceeds to an annuity option, we will make a single sum distribution. We will generally pay death benefit proceeds within 7 days after our Customer Service Center has received sufficient information to make the payment. For information on required distributions under federal income tax laws, you should see "Required Distributions upon Contract Owner's Death."

The death benefit applies on the first person to die of the contract owner, joint owner, or annuitant (if a contract owner is not an individual). Assuming you are the contract owner, if you die during the accumulation phase, your beneficiary will receive a death benefit unless the beneficiary is the surviving spouse and elects to continue the Contract.

DEATH BENEFIT DURING THE INCOME PHASE
If any contract owner or the annuitant dies after the annuity start date, we will pay the beneficiary any certain benefit remaining under the annuity in effect at the time.

REQUIRED DISTRIBUTIONS UPON CONTRACT OWNER'S DEATH
We will not allow any payment of benefits provided under a non-qualified Contract which do not satisfy the requirements of Section 72(s) of the Code.

If any owner of a non-qualified contract dies before the annuity start date, the death benefit payable to the beneficiary will be distributed as follows: (a) the death benefit must be completely distributed within 5 years of the contract owner's date of death; or
(b) the beneficiary may elect, within the 1-year period after the contract owner's date of death, to receive the death benefit in the form of an annuity from us, provided that (i) such annuity is distributed in substantially equal installments over the life of such beneficiary or over a period not extending beyond the life expectancy of such beneficiary; and (ii) such distributions begin not later than 1 year after the contract owner's date of death.

Notwithstanding  (a)  and  (b) above, if the  sole  contract  owner's beneficiary is the deceased owner's surviving spouse, then such spouse may elect to continue the Contract under the same terms as before the contract owner's death. Upon receipt of such election from the spouse at our Customer Service Center: (1) all rights of the spouse as contract owner's beneficiary under the Contract in effect prior to such election will cease; (2) the spouse will become the owner of the Contract and will also be treated as the contingent annuitant, if none has been named and only if the deceased owner was the annuitant; and (3) all rights and privileges granted by the Contract or allowed by Golden American will belong to the spouse as contract owner of the Contract. This election will be deemed to have been made by the spouse if such spouse fails to make a timely election
as described  in  this paragraph.   If   the  owner's  beneficiary  is
a nonspouse, the distribution provisions described in subparagraphs (a) and (b) above, will apply even if the annuitant and/or contingent annuitant are alive at the time of the contract owner's death.

If we do not receive an election from a nonspouse owner's beneficiary within the 1-year period after the contract owner's date of death, then we will pay the death benefit to the owner's beneficiary in a cash payment within five years from date of death. We will determine the death benefit as of the date we receive proof of death. We will make payment of the proceeds on or before the end of the 5-year period starting on the owner's date of death. Such cash payment will be in full settlement of all our liability under the Contract.

If the contract owner dies after the annuity start date, we will continue to distribute any benefit payable at least as rapidly as under the annuity option then in effect. All of the contract owner's rights granted under the Contract or allowed by us will pass to the contract owner's beneficiary.

If the Contract has joint owners we will consider the date of death of the first joint owner as the death of the contract owner and the surviving joint owner will become the contract owner of the Contract.

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                          CHARGES AND FEES
---------------------------------------------------------------------

We deduct the charges described below to cover our cost and expenses, services provided and risks assumed under the Contracts. We incur certain costs and expenses for distributing and administering the Contracts, for paying the benefits payable under the Contracts and for bearing various risks associated with the Contracts. The amount of a charge will not always correspond to the actual costs associated. For example, the surrender charge collected may not fully cover all of the distribution expenses incurred by us with the service or benefits provided. In the event there are any profits from fees and charges deducted under the Contract, we may use such profits to finance the distribution of contracts.

CHARGES DEDUCTED FROM THE CONTRACT VALUE
We deduct the following charges from your contract value:

   SURRENDER CHARGE. We will deduct a contingent deferred sales charge (a "surrender charge") if you surrender your Contract or if you take a withdrawal in excess of the free withdrawal amount during the guarantee period. The free withdrawal amount is equal to the prior 12 months' interest earned and not previously withdrawn. The surrender charge is charged against the contract value and is based onthe amount of the withdrawal. This charge is intended to cover sales expenses that we have incurred. We may in the future reduce or waive the surrender charge in certain situations and will never charge more than the maximum surrender charges. The percentage deducted at the time of surrender or excess withdrawal depends on the number of complete years that have elapsed since the beginning of the guarantee period.

The surrender charge varies by the length of the guarantee period selected, beginning with 8% during year 1 and reducing by 1% per year to the end of the guarantee period. No surrender charge is imposed upon a surrender made during the 30-day period immediately preceding the end of a guarantee period.
The surrender charge period resets at the beginning of each guarantee period. It is charged against the contract value and is based on the amount of the withdrawal. Upon surrender, surrender charges and a market value adjustment will be applied retroactively with respect to any free withdrawal amount previously withdrawn within the same contract year as the surrender. The following table shows the schedule of the surrender charge that will apply.

    COMPLETE YEARS       0    1    2   3    4    5   6    7   8+
    ELAPSED
    SINCE START OF
    GUARANTEE PERIOD
    SURRENDER CHARGE    8%   7%   6%  5%   4%   3%  2%   1%   0%

   WAIVER OF SURRENDER CHARGE FOR EXTENDED MEDICAL CARE. We will waive the surrender charge in most states in the following events:
(i) you begin receiving qualified extended medical care on or after the first contract anniversary for at least 45 days during a 60 day period and your request for the surrender or withdrawal, together with all required documentation is received at our Customer Service Center during the term of your care or within 90 days after the last day of your care; or (ii) you are first diagnosed by a qualifying medical professional, on or after the first contract anniversary, as having a qualifying terminal illness. We have the right to require an examination by a physician of our choice. If we require such an examination, we will pay for it. You are required to send us satisfactory written proof of illness. See your Contract for more information. The waiver of surrender charge may not be available in all states.

   FREE WITHDRAWAL AMOUNT. No surrender charge or market value adjustment applies to withdrawals made during the 30 day period prior to the end of a guarantee interest period. The interest earned during the prior 12 months and not previously withdrawn may be withdrawn without surrender charge or market value adjustment.

   SURRENDER CHARGE FOR EXCESS WITHDRAWALS. We will deduct a surrender charge for excess withdrawals. We consider a withdrawal to be an "excess withdrawal" when the amount you withdraw in any contract year exceeds the free withdrawal amount. Where you are receiving systematic withdrawals, any combination of regular withdrawals taken and any systematic withdrawals expected to be received in a contract year will be included in determining the amount of the excess withdrawal. Such a withdrawal will be considered a partial surrender of the Contract and we will impose a surrender charge and any associated premium tax. ANY EXCESS WITHDRAWAL MORE THAN 30 DAYS BEFORE A MATURITY DATE WILL TRIGGER A MARKET VALUE ADJUSTMENT.

   PREMIUM TAXES. We may make a charge for state and local premium taxes depending on your state of residence. The tax can range from 0% to 3.5% of the premium payment. We have the right to change this amount to conform with changes in the law or if you change your state of residence.

We deduct the premium tax from your contract value on the annuity start date. However, some jurisdictions impose a premium tax at the time that premiums are paid, regardless of when the annuity payments begin. In those states we may defer collection of the premium taxes from your contract value and deduct it when you surrender the Contract, when you take an excess withdrawal, or on the annuity start date.

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                         THE ANNUITY OPTIONS
 ---------------------------------------------------------------------

ANNUITIZATION OF YOUR CONTRACT
If the annuitant and contract owner are living on the annuity start date, we will begin making payments to the contract owner under an income plan. We will make these payments under the annuity option chosen. You may change your annuity option by making a written request to us at least 30 days before the annuity start date. The amount of the payments will be determined by applying your contract value adjusted for any applicable market value adjustment on the annuity start date in accordance with the annuity option you chose.

You may also elect an annuity option on surrender of the Contract for its cash surrender value or you may choose one or more annuity options for the payment of death benefit proceeds while it is in effect and before the annuity start date. If, at the time of the contract owner's death or the annuitant's death (if the contract owner is not an individual), no option has been chosen for paying death benefit proceeds, the beneficiary may choose an annuity option within 60 days. In all events, payments of death benefit proceeds must comply with the distribution requirements of applicable federal tax law.

The minimum monthly annuity income payment that we will make is $20. We may require that a single sum payment be made if the contract value is less than $2,000 or if the calculated monthly annuity income payment is less than $20.

For each annuity option we will issue a separate written agreement putting the annuity option into effect. Before we pay any annuity benefits, we require the return of your Contract. If your Contract has been lost, we will require that you complete and return the applicable lost Contract form. Various factors will affect the level of annuity benefits, such as the annuity option chosen and the applicable payment rate used.

Our current annuity options provide only for fixed payments. Fixed annuity payments are regular payments, the amount of which is fixed and guaranteed by us. Some fixed annuity options provide fixed payments either for a specified period of time or for the life of the annuitant. The amount of life income payments will depend on the form and duration of payments you chose, the age of the annuitant or beneficiary (and gender, where appropriate under applicable law), the total contract value applied, and the applicable payment rate.

Our approval is needed for any option where:

    (1)The person named to receive payment is other than the contract owner or beneficiary;

    (2)The  person  named  is  not  a  natural  person,  such  as   a
       corporation; or

    (3)Any income payment would be less than the minimum annuity income payment allowed.

SELECTING THE ANNUITY START DATE
You select the annuity start date, which is the date on which the annuity payments commence. The annuity start date must be at least 1 year from the contract date but before the month immediately following the annuitant's 90th birthday, or 10 years from the contract date, if later. If, on the annuity start date, a surrender charge remains, the elected annuity option must include a period certain of at least 5 years.

If you do not select an annuity start date, it will automatically begin in the month following the annuitant's 90th birthday, or 10 years from the contract date, if later.

If the annuity start date occurs when the annuitant is at an advanced age, such as over age 85, it is possible that the Contract will not be considered an annuity for federal tax purposes. See "Federal Tax Considerations" and the Statement of Additional Information. For a Contract purchased in connection with a qualified plan, other than a Roth IRA, distributions must commence not later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2
or,   in  some  case,  retire.  Distributions  may  be  made  through annuitization or withdrawals. You should consult your tax adviser for tax advice.

FREQUENCY OF ANNUITY PAYMENTS
You choose the frequency of the annuity payments. They may be monthly, quarterly, semi-annually or annually. If we do not receive written notice from you, we will make the payments monthly. There may be certain restrictions on minimum payments that we will allow.

THE ANNUITY OPTIONS
We offer the 3 annuity options shown below. Payments under Options 1, 2 and 3 are fixed. The contract value can be applied to any other annuitization plan that we choose to offer on the annuity start date. Annuity payments under other available options may be fixed and/or variable.

   OPTION 1. INCOME FOR A FIXED PERIOD. Under this option, we make monthly payments in equal installments for a fixed number of years based on the contract value on the annuity start date. We guarantee that each monthly payment will be at least the amount stated in your Contract. If you prefer, you may request that payments be made in annual, semi-annual or quarterly installments. We will provide you with illustrations if you ask for them. If the cash surrender value or contract value is applied under this option, a 10% penalty tax may apply to the taxable portion of each income payment until the contract owner reaches age 59 1/2.

   OPTION 2. INCOME FOR LIFE WITH A PERIOD CERTAIN. Payment is made for the life of the annuitant in equal monthly installments and guaranteed for at least a period certain such as 10 or 20 years. Other periods certain may be available to you on request. You may choose a refund period instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, payments continue until his or her death. We guarantee that each payment will be at least the amount specified in the Contract corresponding to the person's age on his or her last birthday before the annuity start date. Amounts for ages not shown in the Contract are available if you ask for them.

   OPTION 3. JOINT LIFE INCOME. This option is available when there are 2 persons named to determine annuity payments. At least one of the persons named must be either the contract owner or beneficiary of the Contract. We guarantee monthly payments will be made as long as at least one of the named persons is living. There is no minimum number of payments. Monthly payment amounts are available if you ask for them.

The contract value can be applied to any other annuitization plan that we choose to offer on the annuity start date. Annuity payments under other available options may be fixed and/or variable. If variable and subject to the Investment Company Act of 1940 it will comply with requirements of such Act.


PAYMENT WHEN NAMED PERSON DIES
When the person named to receive payment dies, we will pay any amounts still due as provided in the annuity agreement between you and Golden American. The amounts we will pay are determined as follows:

    (1)For Option 1, or any remaining guaranteed payments under Option 2, we will continue payments. Under Options 1 and 2, the discounted values of the remaining guaranteed payments may be paid in a single sum. This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early. The discount interest rate is never less than 3% for Option 1 and for Option 2 per year. We will, however, base the discount interest rate on the interest rate used to calculate the payments for Options 1 and 2 if such payments were not based on the tables in the Contract.

    (2)For Option 3, no amounts are payable after both named persons have died
    (3)For other available options, the annuity option agreement will state the amount we will pay, if any.


---------------------------------------------------------------------
                      OTHER CONTRACT PROVISIONS
---------------------------------------------------------------------

REPORTS TO CONTRACT OWNERS
We will send you an annual report within 31 days after the end of each contract year. The report will show the contract value, cash surrender value, and the death benefit as of the end of the contract year. The report will also show the amounts deducted from or added to the contract value since the last report. You have 30 days to notify our Customer Service Center of any errors or discrepancies contained in the report or in any confirmation notices. We will also send you any other reports, notices or documents we are required by law to furnish to you.


SUSPENSION OF PAYMENTS
The Company reserves the right to delay payment for up to 6 months.


IN CASE OF ERRORS IN YOUR APPLICATION
If an age or sex given in the application or enrollment form is misstated, the amounts payable or benefits provided by the Contract shall be those that the premium payment would have bought at the correct age or sex.


ASSIGNING THE CONTRACT AS COLLATERAL
You may assign a non-qualified Contract as collateral security for a loan but you should understand that your rights and any beneficiary's rights may be subject to the terms of the assignment. An assignment may have federal tax consequences. You must give us satisfactory written notice at our Customer Service Center in order to make or release an assignment. We are not responsible for the validity of any assignment.


CONTRACT CHANGES - APPLICABLE TAX LAW
We have the right to make changes in the Contract to continue to qualify the Contract as an annuity under applicable federal tax law. You will be given advance notice of such changes.


FREE LOOK
You may cancel your Contract within your 10-day free look period. We deem the free look period to expire 15 days after we mail the Contract to you. Some states may require a longer free look period. To cancel, you need to send your Contract to our Customer Service Center or to the agent from whom you purchased it. We will refund the contract value. For purposes of the refund during the free look period, (i) we adjust your contract value for any market value adjustment, and (ii) then we include a refund of any charges deducted from your contract value. Because of the potential positive or negative effect of the market value adjustment, the contract value returned may be greater or less than the premium payment you paid. Some states require us to return to you the amount of the paid premium (rather than the contract value) in which case you will not be subject to investment risk during the free look period. Your
Contract is void as of the day we receive your Contract and cancellation request. We determine your contract value at the close of business on the day we receive your written request.

GROUP OR SPONSORED ARRANGEMENTS
For certain group or sponsored arrangements, we may reduce any surrender charges. We may also change the minimum premium payment requirement, or offer an alternative or reduced death benefit.


SELLING THE CONTRACT
Directed Services, Inc. is the principal underwriter and distributor of the Contract as well as for other contracts by Golden American. We pay Directed Services for acting as principal underwriter under a distribution agreement which in turn pays the writing agent. The principal address of Directed Services is 1475 Dunwoody Drive, West Chester, Pennsylvania 19380.

Directed Services enters into sales agreements with broker-dealers to sell the Contracts through registered representatives who are licensed to sell securities and variable insurance products. These broker-dealers are registered with the SEC and are members of the National Association of Securities Dealers, Inc. Directed Services receives a maximum of 5% commission, and passes through 100% of the commission to the broker-dealer whose registered representative sold the contract.


                       UNDERWRITER COMPENSATION
              NAME OF         AMOUNT OF              OTHER
             PRINCIPAL     COMMISSION TO BE      COMPENSATION
            UNDERWRITER          PAID
             Directed         Maximum of         Reimbursement
          Services, Inc.         5%                 of any
                              of premium            covered
                            payment except         expenses
                            when combined          incurred
                           with commissions      by registered
                            on renewal of       representatives
                             a guarantee        in connection
                           period or annual       with the
                                trail.           distribution
                             commissions.           of the
                                                   Contracts.

Certain sales agreements may provide for a combination of a certain percentage of commission at the time of sale, upon the start of a new guarantee period or an annual trail commission (which when combined could exceed 5% of total premium payments).


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                          OTHER INFORMATION
---------------------------------------------------------------------

STATE REGULATION
We are regulated by the Insurance Department of the State of Delaware. We are also subject to the insurance laws and regulations of all jurisdictions where we do business. The Contract offered by this prospectus has been approved where required by those jurisdictions. We are required to submit annual statements of our operations, including financial statements, to the Insurance Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

LEGAL PROCEEDINGS
The Company, like other insurance companies, may be involved in lawsuits, including class action lawsuits. In some class action and other lawsuits involving insurers, substantial damages have been sought and/or material settlement payments have been made. We believe that currently there are no pending or threatened lawsuits that are reasonably likely to have a materially adverse impact on the Company.

LEGAL MATTERS
The legal validity of the Contracts was passed on by Myles R. Tashman, Esquire, Executive Vice President, General Counsel and Secretary of Golden American. Sutherland Asbill & Brennan LLP of Washington, D.C. has provided advice on certain matters relating to federal securities laws.

EXPERTS
The audited and unaudited financial statements of Golden American appearing in this prospectus or in the Statement of Additional Information and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing in this prospectus or in the Statement of Additional Information and in the Registration Statement and are included or incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


---------------------------------------------------------------------
                     FEDERAL TAX CONSIDERATIONS
---------------------------------------------------------------------

The following summary provides a general description of the federal income tax considerations associated with this Contract and does not purport to be complete or to cover all tax situations. This discussion is not intended as tax advice. You should consult your counsel or other competent tax advisers for more complete information. This discussion is based upon our understanding of the present federal income tax laws. We do not make any representations as to the likelihood of continuation of the present federal income tax laws or as to how they may be interpreted by the IRS.

TYPES OF CONTRACTS:  NON-QUALIFIED OR QUALIFIED
The Contract may be purchased on a non-tax-qualified basis or purchased on a tax-qualified basis. Qualified Contracts are designed for use by individuals whose premium payments are comprised solely of proceeds from and/or contributions under retirement plans that are intended to qualify as plans entitled to special income tax treatment under Sections 401(a), 403(b), 408, or 408A of the Code. The ultimate effect of federal income taxes on the amounts held under a Contract, or annuity payments, depends on the type of retirement plan, on the tax and employment status of the individual concerned, and on our tax status. In addition, certain requirements must be satisfied in purchasing a qualified Contract with proceeds from a tax-qualified plan and receiving distributions from a qualified Contract in order to continue receiving favorable tax treatment. Some retirement plans are subject to distribution and other requirements that are not incorporated into our Contract administration procedures. Contract owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the Contract comply with applicable law. Therefore, you should seek competent legal and tax advice regarding the suitability of a Contract for your particular situation. The following discussion assumes that qualified Contracts are purchased with proceeds from and/or contributions under retirement plans that qualify for the intended special federal income tax treatment.


TAX STATUS OF THE CONTRACTS
   REQUIRED DISTRIBUTIONS. In order to be treated as an annuity contract for federal income tax purposes, the Code requires any nonqualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of your death. The non-qualified Contracts contain provisions that are intended to comply with these Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise.

Other rules may apply to Qualified Contracts.

The following discussion assumes that the Contracts will qualify as annuity contracts for federal income tax purposes.

TAX TREATMENT OF ANNUITIES
   IN GENERAL. We believe that if you are a natural person you will generally not be taxed on increases in the value of a Contract until a distribution occurs or until annuity payments begin. (For these purposes, the agreement to assign or pledge any portion of the contract value, and, in the case of a qualified Contract, any portion of an interest in the qualified plan, generally will be treated as a distribution.)


TAXATION OF NON-QUALIFIED CONTRACTS
  NON-NATURAL PERSON. The owner of any annuity contract who is not a natural person generally must include in income any increase in the excess of the contract value over the "investment in the contract" (generally, the premiums or other consideration you paid for the contract less any nontaxable withdrawals) during the taxable year. There are some exceptions to this rule and a prospective contract owner that is not a natural person may wish to discuss these with a tax adviser. The following discussion generally applies to Contracts owned by natural persons.

   WITHDRAWALS. When a withdrawal from a non-qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the contract value (unreduced by the amount of any surrender charge)
immediately before the distribution over the contract owner's investment in the Contract at that time. The tax treatment of market value adjustments is uncertain. You should consult a tax adviser if you are considering taking a withdrawal from your Contract in circumstances where a market value adjustment would apply.

In the case of a surrender under a non-qualified Contract, the amount received generally will be taxable only to the extent it exceeds the contract owner's investment in the Contract.

   PENALTY TAX ON CERTAIN WITHDRAWALS. In the case of a distribution from a non-qualified Contract, there may be imposed a federal tax penalty equal to 10% of the amount treated as income. In general, however, there is no penalty on distributions:

       made on or after the taxpayer reaches age 59 1/2;

       made on or after the death of a contract owner;

       attributable to the taxpayer's becoming disabled; or

       made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. A tax adviser should be consulted with regard to exceptions from the penalty tax.

   ANNUITY PAYMENTS. Although tax consequences may vary depending on the payment option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income.

   TAXATION OF DEATH BENEFIT PROCEEDS. Amounts may be distributed from a Contract because of your death or the death of the annuitant. Generally, such amounts are includible in the income of recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payment option, they are taxed in the same way as annuity payments.

   TRANSFERS, ASSIGNMENTS, EXCHANGES AND ANNUITY DATES OF A CONTRACT. A transfer or assignment of ownership of a Contract, the designation of an annuitant, the selection of certain dates for commencement of the annuity phase, or the exchange of a Contract may result in certain tax consequences to you that are not  discussed  herein.  A contract  owner  contemplating  any  such
transfer,  assignment   or exchange, should consult a tax advisor as
to the tax consequences.

   WITHHOLDING. Annuity distributions are generally subject to withholding for the recipient's federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

   MULTIPLE CONTRACTS. All non-qualified deferred annuity contracts that are issued by us (or our affiliates) to the same contract owner during any calendar year are treated as one non-qualified deferred annuity contract for purposes of determining the amount includible in such contract owner's income when a taxable distribution occurs.


TAXATION OF QUALIFIED CONTRACTS
The Contracts are designed for use with several types of qualified plans. The tax rules applicable to participants in these qualified plans vary according to the type of plan and the terms and contributions of the plan itself. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from: contributions in excess of specified limits; distributions before age 59 1/2 (subject to certain
exceptions);   distributions  that  do  not  conform   to   specified
commencement and minimum distribution rules; and in other specified circumstances. Therefore, no attempt is made to provide more than general information about the use of the Contracts with the various types of qualified retirement plans. Contract owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under these qualified retirement plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract, but we shall not be bound by the terms and conditions of such plans to the extent such terms contradict the Contract, unless the Company consents.

   DISTRIBUTIONS. Annuity payments are generally taxed in the same manner as under a non-qualified Contract. When a withdrawal from a qualified Contract occurs, a pro rata portion of the amount received is  taxable,  generally based on the ratio of  the  contract  owner's
investment  in  the  Contract  (generally,  the  premiums  or   other
consideration paid for the Contract) to the participant's total accrued benefit balance under the retirement plan. For qualified Contracts, the investment in the Contract can be zero. For Roth IRAs, distributions are generally not taxed, except as described below. For qualified plans under Section 401(a) and 403(b), the Code requires that distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) (i) reaches age 70 1/2 or (ii) retires, and must be made in a specified form or manner. If the plan participant is a "5 percent owner" (as defined in the Code), distributions generally must begin no later than April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 70 1/2. For IRAs described in Section 408, distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 70 1/2. Roth IRAs under Section 408A do not require distributions at any time before the contract owner's death.

   WITHHOLDING. Distributions from certain qualified plans generally are subject to withholding for the contract owner's federal income tax liability. The withholding rates vary according to the type of distribution and the contract owner's tax status. The contract owner may be provided the opportunity to elect not to have tax withheld from distributions. "Eligible rollover distributions" from section 401(a) plans and section 403(b) tax-sheltered annuities are subject to a mandatory federal income tax withholding of 20%. An eligible rollover distribution is the taxable portion of any distribution from such a plan, except certain distributions that are required by the Code or distributions in a specified annuity form. The 20% withholding does not apply, however, if the contract owner chooses a "direct rollover" from the plan to another tax-qualified plan or IRA.

Brief descriptions of the various types of qualified retirement plans in connection with a Contract follow. We will endorse the Contract as necessary to conform it to the requirements of such plan.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS
Section 401(a) of the Code permits corporate employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish these plans for themselves and their employees. These retirement plans may permit the purchase of the Contracts to accumulate retirement savings under the plans. Adverse tax or other legal consequences to the plan, to the participant, or to both may result if this Contract is assigned or transferred to any individual as a means to provide benefit payments, unless the plan complies with all legal requirements applicable to such benefits before transfer of the Contract. Employers intending to use the Contract with such plans should seek competent advice.

INDIVIDUAL RETIREMENT ANNUITIES
Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" or "IRA." These IRAs are subject to limits on the amount that can be contributed, the deductible amount of the contribution, the persons who may be eligible, and the time when distributions commence. Also, distributions from certain other types of qualified retirement plans may be "rolled over" or transferred on a tax-deferred basis into an IRA. There are significant restrictions on rollover or transfer contributions from Savings Incentive Match Plans (SIMPLE), under which certain employers may provide contributions to IRAs on behalf of their employees, subject to special restrictions. Employers may establish Simplified Employee Pension (SEP) Plans to provide IRA contributions on behalf of their employees. Sales of the Contract for use with IRAs may be subject to special requirements of the IRS.

ROTH IRA
Section 408A of the Code permits certain eligible individuals to contribute to a Roth IRA. Contributions to a Roth IRA, which are subject to certain limitations, are not deductible, and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA may be subject to tax, and other special rules may apply. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made.

TAX SHELTERED ANNUITIES
Section 403(b) of the Code allows employees of certain Section 501(c)(3) organizations and public schools to exclude from their gross income the premium payments made, within certain limits, on a Contract that will provide an annuity for the employee's retirement. These premium payments may be subject to FICA (Social Security) tax. Distributions of (1) salary reduction contributions made in years
beginning   after   December  31,  1988;  (2)   earnings   on   those
contributions; and (3) earnings on amounts held as of the last year beginning before January 1, 1989, are not allowed prior to age 59 1/2, separation from service, death or disability. Salary reduction contributions may also be distributed upon hardship, but would generally be subject to penalties.

OTHER TAX CONSEQUENCES
As noted above, the foregoing comments about the federal tax consequences under the Contracts are not exhaustive, and special rules are provided with respect to other tax situations not discussed in this prospectus. Further, the federal income tax consequences discussed herein reflect our understanding of current law, and the law may change. Federal estate and state and local estate, inheritance and other tax consequences of ownership or receipt of distributions under a Contract depend on the individual circumstances of each contract owner or recipient of the distribution. A competent tax adviser should be consulted for further information.

POSSIBLE CHANGES IN TAXATION
Although the likelihood of legislative change is uncertain, there is always the possibility that the tax treatment of the Contracts could change by legislation or other means. It is also possible that any change could be retroactive (that is, effective before the date of the change). You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

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

---------------------------------------------------------------------
                 STATEMENT OF ADDITIONAL INFORMATION
---------------------------------------------------------------------


TABLE OF CONTENTS

      ITEM                                                PAGE
      Introduction                                           1
      Description of Golden American Life Insurance Company   1
      Safekeeping of Assets                                  1
      The Administrator                                      1
      Independent Auditors                                   1
      Distribution of Contracts                              1
      IRA Partial Withdrawal Option                          8
      Other Information                                      9













PLEASE TEAR OFF, COMPLETE AND RETURN THE FORM BELOW TO ORDER A FREE STATEMENT OF ADDITIONAL INFORMATION FOR THE CONTRACTS OFFERED UNDER THE PROSPECTUS. ADDRESS THE FORM TO OUR CUSTOMER SERVICE CENTER; THE ADDRESS IS SHOWN ON THE PROSPECTUS COVER.
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

PLEASE SEND ME A FREE COPY OF THE STATEMENT OF ADDITIONAL INFORMATION

Please Print or Type:

               __________________________________________________
               NAME

               __________________________________________________
               SOCIAL SECURITY NUMBER

               __________________________________________________
               STREET ADDRESS

               __________________________________________________
               CITY, STATE, ZIP


Guarantee Annuity (10/00)
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

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                             APPENDIX B
                  MARKET VALUE ADJUSTMENT EXAMPLES



EXAMPLE #1:  FULL SURRENDER  EXAMPLE OF A NEGATIVE MARKET VALUE
ADJUSTMENT

   Assume a single premium payment of $100,000 with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a full surrender is requested 3 years into the guaranteed interest period; that the then Index Rate for a 7 year guaranteed interest period ("J") is 8%; and that no prior transfers or withdrawals affecting the contract value have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

1.   The contract value of the Fixed Interest Allocation on the date of
                                            3
     surrender is $124,230 ($100,000 x 1.075 )

2.   N = 2,555 ( 365 x 7 )
                                                         2,555/365
3.   Market Value Adjustment = $124,230 x [((1.07/1.0850)         )-1] = $11,535

  Therefore, the amount paid to you on full surrender ignoring any surrender charge is $112,695 ($124,230 - $11,535 ).

EXAMPLE #2:  FULL SURRENDER  EXAMPLE OF A POSITIVE MARKET VALUE
ADJUSTMENT

   Assume $100,000 single premium with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a full surrender is requested 3 years into the guaranteed interest period; that the then Index Rate for a 7 year guaranteed interest period ("J") is 6%; and that no prior transfers or withdrawals affecting the contract value have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

1.   The contract value of the Fixed Interest Allocation on the date of
                                            3
     surrender is $124,230 ($100,000 x 1.075 )

2.   N = 2,555 ( 365 x 7 )
                                                         2,555/365
3.   Market Value Adjustment = $124,230 x [((1.07/1.0650)         )-1] = $4,141

  Therefore, the amount paid to you on full surrender ignoring any surrender charge is $128,371 ($124,230 + $4,141 ).

EXAMPLE #3:  WITHDRAWAL  EXAMPLE OF A NEGATIVE MARKET VALUE
ADJUSTMENT

   Assume $200,000 single premium with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a withdrawal of $112,695 is requested 3 years into the guaranteed interest period; that the then Index Rate ("J") for a 7 year guaranteed interest period is 8%; and that no prior transfers or withdrawals affecting the contract value have been made.

                                   B1

  First calculate the amount that must be withdrawn to provide the amount requested.

1.   The contract value of the Fixed Interest Allocation on the date of
                                              3
     withdrawal is $248,459 ( $200,000 x 1.075  )

2.   N = 2,555 ( 365 x 7 )

3.   Amount that must be withdrawn =
                                                  2,555/365
                         [$112,695 /((1.07/1.0850)         )] = $124,230

     Then calculate the Market Value Adjustment on that amount.
                                                         2,555/365
4.   Market Value Adjustment = $124,230 x [((1.07/1.0850)         )-1] = $11,535

  Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $112,695, as requested. The contract value will be reduced by the amount of the withdrawal, $112,695, and also reduced by the Market Value Adjustment of $11,535, for a total reduction in the contract value of $124,230.


EXAMPLE #4:  WITHDRAWAL  EXAMPLE OF A POSITIVE MARKET VALUE
ADJUSTMENT

   Assume $200,000 single premium with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate of 7%; that a withdrawal of $128,371 requested 3 years into the guaranteed interest period; that the then Index Rate ("J") for a 7 year guaranteed interest period is 6%; and that no prior transfers or withdrawals affecting the contract value have been made.

  First calculate the amount that must be withdrawn to provide the amount requested.

1.   The contract value of Fixed Interest Allocation on the date of surrender is
                                3
     $248,459 ( $200,000 x 1.075 )

2.   N = 2,555 ( 365 x 7 )

3.   Amount that must be withdrawn =
                                                   2,555/365
                         [$128,371 / ((1.07/1.0650)         )] = $124,230

     Then calculate the Market Value Adjustment on that amount.
                                                         2,555/365
4.   Market Value Adjustment = $124,230 x [((1.07/1.0650)         )-1] = $4,141

  Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $128,371, as requested. The contract value will be reduced by the amount of the withdrawal, $128,371, but increased by the Market Value Adjustment of $4,141, for a net reduction in the contract value of $124,230.

                                   B2

                             APPENDIX C

                      SURRENDER CHARGE EXAMPLES

EXAMPLE #1: SURRENDER CHARGES PARTIAL WITHDRAWAL IN EXCESS OF FREE WITHDRAWAL AMOUNT

The following assumes you made an initial single premium payment of $100,000 into the 10 year guarantee period with an interest rate of 7.50%. It also assumes a withdrawal at the beginning of the fifth contract year of 20% of the contract value. The accumulation value as of the beginning of the fifth contract year is $133,546.91. The interest earned in the last 12 months as of the beginning of the fifth contract year is $9,317.23.

In this example, $9,317.23 (last 12 months' interest earnings) is the maximum free withdrawal amount that you may withdraw during the contract year without a surrender charge. The total withdrawal would be $26,709.39 ($133,546.91 x .20). Therefore, $17,392.16 ($26,709.39
- $9,317.23) is considered an excess withdrawal and would be subject to a 4% surrender charge of $695.69 ($17,392.16 x .04).

This example does not take into account any Market Value Adjustment or deduction of any premium taxes.


EXAMPLE #2:  SURRENDER CHARGES  FREE PARTIAL WITHDRAWAL FOLLOWED BY
FULL SURRENDER


The following assumes you made an initial single premium payment of $100,000 into the 10 year guarantee period with an interest rate of 6.00%. It also assumes a free partial withdrawal at the beginning of the fifth contract year of $7,146.10, followed by a full surrender 183 days later.

The accumulation value as of the beginning of the fifth contract year is $126,247.70. The interest earned in the last 12 months as of the beginning of the fifth contract year is $7,146.10. In this example, $7,146.10 (last 12 months' interest earnings) is the maximum free withdrawal amount that you may withdraw during the contract year without a surrender charge. The accumulation value immediately after the partial withdrawal is $119,101.60.

Assume that 183 days later the policy is surrendered. The accumulation value has grown to $122,632.40 ($119,101.60 x (1.06^(183/365))). On full surrender, surrender charges are applied to all amounts withdrawn in that contract year. The cash surrender value is calculated as follows.

1.The surrender charge on the free partial withdrawal amount is $297.75 ($7146.10 x (1/(1-.04)-1)).

2.The  adjusted  accumulation  value is  $122,334.65  ($122,632.40  -
  $297.75).

3.The  surrender  charge upon surrender is $4,893.39  ($122,334.65  x
  .04).

4.The cash surrender value is $117,441.26 ($122,334.65 - $4,893.39).

This example does not take into account any Market Value Adjustment or deduction of any premium taxes.


                                   C1

                      ING  VARIABLE  ANNUITIES


               GOLDEN AMERICAN LIFE INSURANCE COMPANY
 Golden American Life Insurance Company is a stock company domiciled in Delaware



Guarantee Annuity 10/00

                             PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not applicable.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The following provisions regarding the Indemnification of Directors and Officers of the Registrant are applicable:

     INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND
     INCORPORATORS

     Delaware General Corporation Law, Title 8, Section 145 provides that corporations incorporated in Delaware may indemnify their officers, directors, employees or agents for threatened, pending or past legal action by reason of the fact he/she is or was a director, officer, employee or agent. Such indemnification is provided for under the Company's By-Laws under Article VI. Indemnification includes all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such indemnitee. Prepayment of expenses is permitted, however, reimbursement is required if it is ultimately determined that indemnification should not have been given.

     DIRECTORS' AND OFFICERS' INSURANCE

     The directors, officers, and employees of the registrant, in addition to the indemnifications described above, are indemnified through the blanket liability insurance policy of Registrant's ultimate parent, ING Groep N.V., or directly by Equitable of Iowa Companies, Inc. for liabilities not covered through the indemnification provided under the By-Laws.

     SECURITIES AND EXCHANGE COMMISSION POSITION ON
     INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Not Applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  EXHIBITS.

     1     Distribution Agreement Between Golden American and
           Directed Services, Inc.

     3(a)  Certificate of Amendment of the Restated Articles of
           Incorporation of Golden American, dated (03/01/95).

     3(b)  By-Laws of Golden American, dated (01/07/94).

     3(c)  Resolution of Board of Directors for Powers of
           Attorney, dated (04/23/99).

     4(a)  Individual Deferred Combination Variable and Fixed
           Annuity Contract. (1)

     4(b)  Group Deferred Combination Variable and Fixed Annuity
           Certificate. (1)

     4(c)  Individual Deferred Variable and Fixed Annuity Contract. (1)

     4(d)  Individual Retirement Annuity Rider Page.

     4(e)  Individual Deferred Combination Variable and Fixed
           Annuity Application. (1)

     4(f)  Group Deferred Combination Variable and Fixed
           Annuity Enrollment Form. (1)

     4(g)  Individual Deferred Variable Annuity Application. (1)

     4(h)  Roth Individual Retirement Annuity Rider.

     5     Opinion and Consent of Myles R. Tashman. (1)

     10(a) Administrative Services Agreement between Golden
           American and Equitable Life Insurance Company of
           Iowa

     10(b) Service Agreement between Golden American and
           Directed Services, Inc.

     10(c) Asset Management Agreement between Golden American and ING Investment Management LLC.

     10(d) Reciprocal Loan Agreement between Golden American and ING America Insurance Holdings, Inc.

     10(e) Revolving Note Payable between Golden American and
           SunTrust Bank.

     10(f) Surplus Note, dated, 12/17/96 between Golden American and Equitable of Iowa Companies.

     10(g) Surplus Note, dated, 12/30/98 between Golden American and Equitable Life Insurance Company of Iowa.

     10(h) Surplus Note, dated, 09/30/99 between Golden American and ING AIH.

     10(i) Surplus Note, dated, 12/08/99 between Golden American and First Columbine Life Insurance Company.

     10(j) Surplus Note, dated, 12/30/99 between Golden American and Equitable of Iowa companies.

     23(a) Consent of Sutherland Asbill & Brennan LLP. (1)

     23(b) Consent of Ernst & Young LLP, Independent Auditors. (1)

     23(c) Consent of Myles R. Tashman, incorporated in Exhibit 5 of this Part II, together with the Opinion of Myles R.
           Tashman.

     24    Powers of Attorney.

     27    Financial Data Schedule. (1)

(1) To be filed by Pre-Effective Amendment.


(b)  FINANCIAL STATEMENT SCHEDULE.

    (1) All financial statements are included in the Prospectus as indicated therein
    (2) Schedules I, III and IV for Golden American Life Insurance Company follow. All other schedules to the consolidated financial statements required by Article 7 of Regulation S-X are omitted because they are not applicable or because the information is included elsewhere in the consolidated financial statements or notes thereto.

         (To be provided by Amendment)

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i)  To include any prospectus required by Section
             10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           SIGNATURES

As required by the Securities Act of 1933, the Registrant has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester and the Commonwealth of Pennsylvania, on the 30th day of June, 2000.


                                     GOLDEN AMERICAN LIFE
                                     INSURANCE COMPANY
                                     (Registrant)

                                By:
                                     ------------------------
                                     Barnett Chernow*
                                     President

Attest:  /s/Linda E. Senker
        -------------------
        Linda E. Senker
        Vice President and Associate General Counsel

As required by the Securities Act of 1933, this Registration
Statement has been signed below by the following persons in the capacities indicated on June 30, 2000.

Signature                          Title

                              President and Director
--------------------
Barnett Chernow*


                              Senior Vice President and
--------------------          Chief Financial Officer
E. Robert Koster*


                DIRECTORS OF DEPOSITOR

-----------------------
Myles R. Tashman*


-----------------------
Michael W. Cunningham*


-----------------------
Phillip R. Lowery*


-----------------------
Mark A. Tullis*

       By: /s/Linda E. Senker, Attorney-in-Fact
           ---------------------
           Linda E. Senker
_________________________
*Executed by Linda E. Senker on behalf of those indicated pursuant to Power of Attorney.


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                                  EXHIBIT INDEX

ITEM      EXHIBIT                                                PAGE #
----      -------                                                ------

1         Distribution Agreement Between Golden American
          Life Insurance Company and Directed Services, Inc.     EX-1

3(a)      Certificate of Amendment of the Articles of
          Incorporation of Golden American, dated 03/01/95       EX-3.A

3(b)      By-Laws of Golden American, dated 01/07/94             EX-3.B

3(c)      Resolution of Board of Directors for Powers of
          Attorney, dated 04/23/99                               EX-3.C

4(d)      Individual Retirement Annuity Rider Page               EX-4.D

4(h)      ROTH Individual Retirement Annuity Rider               EX-4.H

10(a)     Administrative Services Agreement between Golden
          American and Equitable Life Insurance Company
          of Iowa.                                               EX-10.A

10(b)     Service Agreement between Golden American and
          Directed Services, Inc.                                EX-10.B

10(c)     Asset Management Agreement between Golden American
          and ING Investment Management LLC.                     EX-10.C

10(d)     Reciprocal Loan Agreement between Golden American
          and ING America Insurance Holdings, Inc.               EX-10.D

10(e)     Revolving Note Payable between Golden American and
          SunTrust Bank.                                         EX-10.E

10(f)     Surplus Note, dated 12/17/96 between Golden American   EX-10.F
          and Equitable of Iowa Companies.

10(g)     Surplus Note, dated 12/30/98 between Golden American   EX-10.G
          and Equitable Life Insurance Company of Iowa.

10(h)     Surplus Note, dated 09/30/99 between Golden American   EX-10.H
          and ING AIH.

10(i)     Surplus Note, dated 12/08/99 between Golden American
          and First Columbine Life Insurance Company.            EX-10.I

10(j)     Surplus Note, dated 12/30/99 between Golden American
          and Equitable of Iowa Companies.                       EX-10.J

24        Powers of Attorney.                                    EX-24

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